Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Alaska Pacific Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 11, 2005

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Alaska Pacific Bancshares, Inc. ("Company"), the holding company for Alaska Pacific Bank. The meeting will be held in the Ray Renshaw Room of the Aspen Hotel located at 1800 Shell Simmons Drive, Juneau, Alaska, on Tuesday, May 17, 2005, at 11:00 a.m., local time.

        The Notice of Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Moss Adams LLP, the Company's independent auditors, will be present to respond to appropriate questions of stockholders.

        It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To ensure that your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

        We look forward to seeing you at the meeting.

                                                                                        Sincerely,

                                                                  /s/ Craig E. Dahl
                                                                                        Craig E. Dahl
                                                                                        President and Chief Executive Officer

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ALASKA PACIFIC BANCSHARES, INC.
2094 JORDAN AVENUE
JUNEAU, ALASKA 99801
(907) 789-4844

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 17, 2005

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alaska Pacific Bancshares, Inc. ("Company") will be held in the Ray Renshaw Room of the Aspen Hotel located at 1800 Shell Simmons Drive, Juneau, Alaska, on Tuesday, May 17, 2005, at 11:00 a.m., local time, for the following purposes:

        1. To elect three directors of the Company;

        2. The approval of the appointment of Moss Adams LLP as the Company's independent auditors for the fiscal year ending
             December 31, 2005; and

        3. To act upon such other matters as may properly come before the meeting or any adjournments thereof.

        NOTE: The Board of Directors is not aware of any other business to come before the meeting.

        Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date(s) to which, by original or later adjournment, the meeting may be adjourned. Only stockholders of record at the close of business on March 25, 2005 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the envelope provided. The proxy will not be used if you attend the meeting and vote in person.

                                                                                        BY ORDER OF THE BOARD OF DIRECTORS

                                                                  /s/Roger K. White
                                                                                        ROGER K. WHITE
                                                                                        SECRETARY

Juneau, Alaska
April 11, 2005

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

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PROXY STATEMENT
OF
ALASKA PACIFIC BANCSHARES, INC.
2094 JORDAN AVENUE
JUNEAU, ALASKA 99801

ANNUAL MEETING OF STOCKHOLDERS
MAY 17, 2005

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alaska Pacific Bancshares, Inc. ("Company"), the holding company for Alaska Pacific Bank ("Savings Bank"), to be used at the Annual Meeting of Stockholders ("Meeting") of the Company. The Meeting will be held in the Ray Renshaw Room of the Aspen Hotel located at 1800 Shell Simmons Drive, Juneau, Alaska, on Tuesday, May 17, 2005, at 11:00 a.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to stockholders on or about April 11, 2005.

VOTING AND PROXY PROCEDURE

        Stockholders Entitled to Vote at Meeting. Only stockholders of record at the close of business on March 25, 2005 ("Voting Record Date") are entitled to vote at the Meeting and are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of the close of business on the Voting Record Date, the Company had 627,754 shares of Common Stock issued and outstanding. The Common Stock is the only outstanding class of securities of the Company.

        As provided in the Company's Articles of Incorporation, record holders of the Company's Common Stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

        If you are a beneficial owner of Common Stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Common Stock held in street name in person at the Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

        Quorum Requirement. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

        Proxies; Proxy Revocation Procedures. The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where a proxy card is properly signed and dated but no instructions are indicated, proxies will be voted FOR the nominees for directors set forth in the following pages and FOR the approval of the appointment of independent auditors. If a stockholder attends the Meeting, he or she may vote by ballot.

        Stockholders who execute proxies retain the right to revoke them at any time before the proxy is voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later dated proxy before a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.


        If your Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form from your broker that accompanies this Proxy Statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

        Participants in the Alaska Pacific Bancshares, Inc. ESOP. If a stockholder is a participant in the Alaska Pacific Bancshares, Inc. Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions. The deadline for returning your voting instructions to the trustees is May 13, 2005.

        Vote Required. The three directors to be elected at the Meeting will be elected by a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote. Stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee for election as directors. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

        With respect to the approval of the appointment of independent auditors to be voted upon at the Meeting, stockholders may vote for or against the proposal or may abstain from voting. Approval of the appointment of independent auditors will require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal. Abstentions, however, will have the same effect as a vote against this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing their ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on these reports, the following table sets forth, as of the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The table also sets forth, as of the close of business on the Voting Record Date, certain information as to shares of Common Stock beneficially owned by the Company's directors and "named executive officers" and all directors and executive officers as a group.

Name	Number of Shares Beneficially Owned(1)	Percent of Shares Outstanding

Beneficial Owners of More Than 5%

Alaska Pacific Bancshares, Inc.	49,915 (2)	8.0%
Employee Stock Ownership Plan Trust
2094 Jordan Avenue
Juneau, Alaska 99801

David G. MacDonald (3)	44,000	7.0
4000 Diane Road
Juneau, Alaska 99801-9106

 (table continues on following page)

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Name	Number of Shares Beneficially Owned(1)	Percent of Shares Outstanding
Beneficial Owners of More Than 5% (Continued)

Lance S. Gad (4)	36,975	5.9%
1250 Fence Row Drive
Fairfield, Connecticut 06430

Directors

Avrum M. Gross (5)	11,311	1.8
Roger Grummett (6)	11,311	1.8
Hugh N. Grant (7)	14,178	2.3
Deborah R. Marshall (8)	7,311	1.2
Eric McDowell (9)	10,113	1.6
Scott C. Milner	600	0.1
Marta Ryman	1,011	0.2
William J. Schmitz (10)	11,311	1.8

Named Executive Officers (11)

Craig E. Dahl (12)	16,983	2.7
Lisa J. Corrigan (13)	12,573	2.0
Roger K. White (14)	11,508	1.8
John E. Robertson	3,400	0.5

All Executive Officers and Directors as a Group (12 persons)	111,610	17.8

________
(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting or investment power with respect to such shares. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.
(2)	Under the terms of the ESOP, the trustees will vote unallocated shares and allocated shares for which no voting instructions are received in the same proportion as shares for which the trustees have received voting instructions from participants. As of the close of business on the Voting Record Date, 26,662 shares have been allocated to participants' accounts. The trustees of the ESOP are Craig E. Dahl, Roger K. White, and Lisa J. Corrigan.
(3)	Based on information disclosed in a Schedule 13G, dated January 30, 2004, filed with the SEC.
(4)	Based on information disclosed in a Schedule 13G, dated August 12, 2002, filed with the SEC.
(5)	Includes 525 shares of unvested restricted stock as to which Mr. Gross has voting but not investment power.
(6)	Includes 525 shares of unvested restricted stock as to which Mr. Grummett has voting but not investment power.
(7)	Includes 525 shares of unvested restricted stock as to which Mr. Grant has voting but not investment power.
(8)	Includes 525 shares of unvested restricted stock as to which Ms. Marshall has voting but not investment power.
(9)	Includes 525 shares of unvested restricted stock as to which Mr. McDowell has voting but not investment power.
(10)	Includes 525 shares of unvested restricted stock as to which Mr. Schmitz has voting but not investment power.
(11)	SEC regulations define the term "named executive officer" to include the chief executive officer, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Mr. Craig E. Dahl, President and Chief Executive Officer of the Company, Lisa J. Corrigan, Executive Vice President and Chief Operating Officer of the Company, and Roger K. White, Senior Vice President, Chief Financial Officer and Secre-

(footnotes continue on following page)

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tary of the Company, are the Company's only "named executive officers" for the fiscal year ended December 31, 2004.
(12)	Mr. Dahl is also a director of the Company. Includes 2,621 shares of unvested restricted stock as to which Mr. Dahl has voting but not investment power.
(13)	Includes 2,096 shares of unvested restricted stock as to which Ms. Corrigan has voting but not investment power.
(14)	Includes 2,096 shares of unvested restricted stock as to which Mr. White has voting but not investment power.

PROPOSAL I -- ELECTION OF DIRECTORS

        The Company's Board of Directors consists of nine members as required by the Company's Bylaws. In accordance with the Company's Articles of Incorporation, the Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year.

        The Board of Directors, acting as the Nominating Committee, has nominated for election as directors Craig E. Dahl, Hugh N. Grant and Eric McDowell, each to serve for a three-year term, or until their respective successors have been elected and qualified. Each of the nominees for election as director are current members of the Board of Directors of the Company.

        It is intended that the proxies solicited by the Company's Board of Directors will be voted for the election of the above-named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend, or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

The Board of Directors recommends a vote "FOR" the election of Messrs. Dahl, Grant and McDowell.

The following table sets forth certain information regarding the nominees for election at the Meeting.
Name	Age as of December 31, 2004	Year First Elected or Appointed Director (1)	Term to Expire

BOARD NOMINEES

Craig E. Dahl	54	1996	2008 (2)
Hugh N. Grant	68	1990	2008 (2)
Eric McDowell	61	1989	2008 (2)

DIRECTORS WHOSE TERM CONTINUES

Avrum M. Gross	67	1982	2006
William J. Schmitz	73	1987	2006
Scott C. Milner	48	2002	2006
Marta Ryman	67	2002	2007
Deborah R. Marshall	51	1992	2007
Roger Grummett	61	1987	2007

________
(1)	Includes prior service on the Board of Directors of the Savings Bank.
(2)	Assuming the individual is elected.

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        The present principal occupation and other business experience during the last five years of each nominee for election and for each continuing director is set forth below:

        Craig E. Dahl is President and Chief Executive Officer of the Company and the Savings Bank. He has been employed by the Savings Bank since 1992, and is the former President of the B.M. Behrends Bank in Juneau, Alaska.

        Hugh N. Grant has been self-employed as a contractor and real estate developer in Juneau, Alaska since 1961. He is also the owner of the local Western Auto store and other business establishments in Juneau.

        Eric McDowell is President and a majority stockholder of McDowell Group, Inc., an economic, market and business research and consulting group established in 1972, with locations in Juneau and Anchorage, Alaska.

         Avrum M. Gross served as Chairman of the Board from 1996 until his resignation on October 21, 2003. Mr. Gross served as Attorney General for the State of Alaska from 1974 to 1980. Prior to his retirement from practice in 2003, he was an attorney and partner in the law firm of Gross & Burke, located in Juneau, Alaska, for 22 years.

        William J. Schmitz is a Certified Public Accountant and a partner in the accounting firm of Schmitz & Buck in Juneau, Alaska, which has been in existence since 1961.

        Scott C. Milner, CPA, is a member of the American Institute of Certified Public Accountants and has been President of the accounting firm of Milner, Howard, Mortensen & Palmer (PC), CPAs in Ketchikan, Alaska since 1986.

        Marta Ryman has been a Board member of the urban native corporation, Shee Atika, since 1987, serving as chairperson for eight years. Ms. Ryman has also served or chaired several of Shee Atika's Board Committees during the last 17 years.

        Deborah R. Marshall owned and operated The Fiddlehead Restaurant and Bakery in Juneau, Alaska, for 22 years. After completing her masters in Public Administration at the Kennedy School of Government at Harvard in 1999, Ms. Marshall funded and directed InvestNet, a state-wide not-for-profit corporation supporting entrepreneurship in Alaska.

        Roger Grummett became Chairman of the Board on October 21, 2003 after serving as Vice-Chairman since 1996. Prior to his retirement in 1997, he was a Partner at Shattuck & Grummett Insurance Agency in Juneau, Alaska for 33 years.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Boards of Directors of the Company and the Savings Bank conduct their business through meetings of the Boards and through their committees. During the fiscal year ended December 31, 2004, the Board of Directors of the Company held eight meetings, and the Board of Directors of the Savings Bank held 13 meetings. No director of the Company or the Savings Bank attended fewer than 75% of the total meetings of the Boards and committees on which that person served during the 2004 fiscal year.

Committees of the Company's Board

        The Company's Board of Directors has established Audit, Compensation, and Corporate Governance and Nominating Committees, among others.

        The Audit Committee, consisting of Directors Milner (Chairman), Grant, Grummett and McDowell, is responsible for reviewing the internal auditors' reports and results of their examination prior to review by and with the entire Board of Directors and retains and establishes the scope of engagement of the Company's independent auditors.

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The Board of Directors has designated Director Milner as the Audit Committee financial expert, as defined in the SEC's Regulation S-B. This Committee met five times during the 2004 fiscal year.

        The Compensation Committee, established in 2003, consists of Directors Schmitz (Chairman), Grummett, Grant and Ryman, and is responsible for reviewing the compensation of executive officers of the Company, and the Company's human resource management policies. This Committee meets on an as-needed basis and did not meet during fiscal 2004.

        The Corporate Governance and Nominating Committee, consisting of Directors Schmitz (Chairman), Gross, Grummett and Marshall, is responsible for the annual selection of nominees for election as directors of the Company. Each member of the Corporate Governance and Nominating Committee is "independent," as defined under the rules of the National Association of Securities Dealers' listing standards. The Committee has a charter that specifies its obligations, a copy of which was attached to the proxy statement for the Company's 2004 Annual Meeting of Stockholders. This Committee met once during the 2004 fiscal year.

        The Corporate Governance and Nominating Committee met on January 20, 2005 to nominate directors for election at the Meeting. Only those nominations made by the Committee or properly presented by stockholders will be voted upon at the Meeting. In its deliberations for selecting candidates for nominees as director, the Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of its market area. Any nominee for director made by the Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies in the Board, the Committee solicits the current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the top candidate based on the candidates' qualifications and the Board's needs, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. The Committee will consider director candidates recommended by the Company's stockholders. In the event a stockholder has submitted a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for stockholder nominations, see "Stockholder Proposals" in this Proxy Statement.

Committees of the Savings Bank's Board

        The Savings Bank's Board of Directors has established Audit, Human Resources and Nominating Committees, among others.

        The Audit Committee consists of Directors Milner (Chairman), Grant, Grummett and McDowell. The Committee is responsible for reviewing the internal auditors' reports and results of their examination prior to review by and with the entire Board of Directors and retains and establishes the scope of engagement of the Savings Bank's independent auditors. This Committee met five times during the 2004 fiscal year.

        The Human Resources Committee (which also serves as a Compensation Committee) consists of Directors Ryman (Chairman), Milner, Marshall and Schmitz. Director Schmitz, who is Chairman of the Company's Compensation Committee, was added to this Committee for the purpose of reviewing compensation issues of the Savings Bank. This Committee is responsible for reviewing the Savings Bank's human resource management policies, the salary and wage administration, training and benefits programs, and the employment practices of the Savings Bank. This Committee met five times during the 2004 fiscal year.

        The Nominating Committee, consisting of the full Board of Directors, is responsible for the annual selection of nominees for election as directors of the Savings Bank. The Nominating Committee met once during the 2004 fiscal year.


        The Savings Bank's Board of Directors also has a standing Board Asset and Liability Committee, a Strategic Planning and Marketing Committee and a Directors Loan Committee.

Communications with Directors and Attendance at Annual Meetings

        A stockholder may communicate with the Board of Directors or any individual director by mailing a communication to the Corporate Secretary, Alaska Pacific Bancshares, Inc., 2094 Jordan Avenue, Juneau, Alaska 99801 The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

        All directors are requested to attend each of the Company's annual meeting of stockholders. All nine directors attended the 2004 Annual Meeting of Stockholders.

Corporate Governance

        The Company and the Savings Bank are committed to establishing and maintaining high standards of corporate governance. The Company's and the Savings Bank's executive officers and the Board of Directors have worked together to establish a comprehensive set of corporate governance initiatives that they believe will serve the long-term interests of the Company's stockholders and employees. These initiatives are intended to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, and the rules and regulations of the SEC adopted thereunder. The Board will continue to evaluate, and improve the Company's and the Savings Bank's corporate governance principles and policies as necessary and as required.

        Code of Ethics. On February 19, 2004, the Board of Directors adopted a Code of Ethics for the Company's executive officers, including its senior financial officers, directors and other employees. The Code of Ethics requires individuals to maintain the highest standards of professional conduct. We will provide a copy of the Code of Ethics without charge to anyone who requests it.

DIRECTORS' COMPENSATION

        All non-management directors, other than the Chairman of the Board, receives a monthly fee of $975 per Board meeting attended and $100 per committee meeting attended. The Chairman of the Board receives a monthly fee of $1,100 and $100 per committee meeting attended. Total fees paid to directors, including health insurance benefits paid by the Savings Bank, during the year ended December 31, 2004 were $136,235. No separate fees are paid for service on the Company's Board of Directors.

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EXECUTIVE COMPENSATION

Summary Compensation Table

        The following information is furnished for Mr. Dahl, Ms. Corrigan, Mr. White and Mr. Robertson. No other executive officer of the Company received salary and bonus in excess of $100,000 during the year ended December 31, 2004.
		Annual Compensation (1)(2)		All Other Annual Compensation (3)
Name and Position	Year	Salary	Bonus

Craig E. Dahl	2004	$152,250	$14,313	$20,997
President and Chief Executive Officer	2003	152,250	40,990	12,316
	2002	145,000	19,955	11,287

Lisa J. Corrigan	2004	120,000	9,278	18,887
Executive Vice President and	2003	120,000	25,494	15,981
Chief Operating Officer	2002	110,000	12,521	11,005

Roger K. White	2004	110,250	5,176	17,932
Senior Vice President, Chief	2003	110,250	21,652	15,651
Financial Officer and Secretary	2002	105,000	12,208	10,909

John E. Robertson (4)	2004	100,000	5,215	6,386
Senior Vice President and	2003	100,000	136	5,876
Chief Lending Officer

________
(1)	All compensation is paid by the Savings Bank.
(2)	The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.
(3)	Amounts for 2004 reflect: for Mr. Dahl, employer contribution to 401(k) Plan of $2,000, employer contribution to ESOP of $14,061, automobile allowance of $3,600, racquet club dues of $786 and dividends received on Management Recognition Plan ("MRP") awards of $550; for Ms. Corrigan, employer contribution to 401(k) Plan of $2,000, employer contribution to ESOP of $12,061, automobile allowance of $3,600, racquet club dues of $786 and dividends received on MRP awards of $440; for Mr. White, employer contribution to 401(k) Plan of $2,000, employer contribution to ESOP of $11,105, automobile allowance of $3,600, racquet club dues of $786 and dividends received on MRP awards of $440; for Mr. Robertson, employer contribution to 401(k) Plan of $2,000, automobile allowance of $3,600 and racquet club dues of $786.
(4)	Mr. Robertson became an employee of the Company on December 12, 2002.

        On July 20, 2000, 6,554 shares, 5,243 shares and 5,243 shares of restricted stock were awarded to Mr. Dahl, Ms. Corrigan and Mr. White, respectively, pursuant to the MRP. Dividends are paid on such awards if and when declared and paid by the Company on the Common Stock. The awards vest pro rata over a five-year period with the first 20% having vested on July 20, 2001. At December 31, 2004, the value of the unvested restricted stock awards were: Mr. Dahl, $29,082 (1,310 shares at $22.20 per share); Ms. Corrigan, $23,243 (1,047 shares at $22.20 per share); and Mr. White, $23,243 (1,047 shares at $22.20 per share).

        On July 20, 2000, 16,080 options, 10,400 options and 10,400 options were granted to Mr. Dahl, Ms. Corrigan and Mr. White, respectively, pursuant to the Stock Option Plan. The options vest pro rata over a five-year period with the first 20% installment having vested on July 20, 2001. On February 3, 2003, 3,400 options were granted to Mr. Robertson, which vest pro rata over a five-year period with the second 20% having vested on February 3, 2005.

        Option Grants in Last Fiscal Year. No options were granted to the named executive officers in fiscal 2004.


        Option Exercise/Value Table. The following information is provided for Mr. Dahl, Ms. Corrigan, Mr. White and Mr. Robertson for the year ended December 31, 2004.

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)
	Shares Acquired on Exercise	Value Realized

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Craig E. Dahl	--	$--	12,864	3,216	$160,157	$40,039
Lisa J. Corrigan	--	--	8,320	2,080	103,584	25,896
Roger K. White	--	--	8,320	2,080	103,584	25,896
John E. Robertson	--	--	1,360	2,040	7,752	11,628

________
(1)	Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on December 31, 2004 less the option exercise price. Options are in-the-money if the market value of shares covered by the options is greater than the exercise price. The price of the Common Stock at December 31, 2004 was $22.20, which is in excess of the exercise price on the option grant date of $9.75 for Mr. Dahl, Ms. Corrigan and Mr. White, and $16.50 for Mr. Robertson.

Employment and Severance Agreements

        Employment Agreement. The Company and the Savings Bank (collectively, the "Employers") have entered into a three-year employment agreement ("Employment Agreement") with Mr. Dahl. Under the Employment Agreement, the current base salary for Mr. Dahl is $152,250, which is paid by the Company and the Savings Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board of Directors of the Savings Bank. On the anniversary of the commencement date of the Employment Agreement, the term may be extended by the Board of Directors for an additional year unless a termination notice is given by Mr. Dahl. The Employment Agreement is terminable by the Employers for just cause at any time or in certain events specified by federal regulations.

        The Employment Agreement provides for a severance payment and other benefits if employment is terminated following a change in control. This severance payment and benefits, which will be made promptly after any change in control, will have a value equal to 2.99 times the "base amount," as defined in Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), paid to Mr. Dahl during the five years immediately preceding the change in control. A "change in control" is deemed to occur if, at anytime during the term of the Employment Agreement, a person other than the Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, the membership of the Board of Directors changes as the result of a contested election, the stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation has occurred. If a change in control had occurred at December 31, 2004, Mr. Dahl would be entitled to a severance payment and benefits with a value of approximately $501,213.

        Severance Agreements. The Bank has entered into severance agreements ("Severance Agreements") with Lisa J. Corrigan, Roger K. White and John E. Robertson (each, an "Executive"). Each of the Severance Agreements is for a term of three years and automatically extends one additional day each day unless either the Bank or the Executive elects not to extend the Severance Agreement further by giving written notice thereof to the other party, in which case the term will end on the third year anniversary of the date on which such written notice is given.

        The Severance Agreements provide for severance payments and other benefits if the Executive's employment is terminated following a change in control. The severance payment and benefits, which will be made promptly after any change in control, will have a value equal to 2.99 times the "base amount," as defined in Section 280G of the Code, paid to the Executive during the five years immediately preceding the change in control. A "change in control" is deemed

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to occur if, at anytime during the term of the Agreement, a person other than the Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, the membership of the Board of Directors changes as the result of a contested election, the stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation has occurred. If a change in control had occurred at December 31, 2004, Ms. Corrigan, Mr. White and Mr. Robertson would be entitled to a severance payment and benefits with a value of approximately $392,906, $370,964 and $130,133, respectively.

AUDIT COMMITTEE MATTERS

Audit Committee Charter

The Audit Committee operates pursuant to a Charter approved by the Company's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department, and management of the Company. A copy of the Audit Committee Charter is attached hereto as Appendix A.

Audit Committee Report

        The Company's Audit Committee has issued the following report with respect to the audited financial statements of the Company for the fiscal year ended December 31, 2004:

  The Audit Committee has reviewed and discussed with the Company's management the Company's fiscal 2004 audited financial statements;

  The Audit Committee has discussed with Moss Adams LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61;

  The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board No. 1 (which relates to the auditors' independence from the Company and its related entities) and has discussed with the auditors their independence from the Company; and
  Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2004 audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

         Submitted by the Audit Committee of the Company's Board of Directors:

                                                                                        Scott C. Milner (Chairman)
                                                                                        Hugh N. Grant
                                                                                        Roger Grummett
                                                                                        Eric McDowell

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Independence and Other Matters

        Each member of the Audit Committee is "independent," as defined under the rules of the National Association of Securities Dealers' listing standards, as independence for audit committee members is defined. The Audit Committee members do not have any relationship to the Company that may interfere with the exercise of their independence from management and the Company. None of the Audit Committee members are current officers or employees of the Company or its affiliates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that, during the fiscal year ended December 31, 2004, all filing requirements applicable to its reporting officers, directors and greater than 10% stockholders were complied with in a proper and timely fashion.

TRANSACTIONS WITH MANAGEMENT

        Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee, and must not involve more than the normal risk of repayment or present other unfavorable features. The Savings Bank has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such director or executive officer and his or her related interests are in excess of the greater of $25,000, or 5% of the Savings Bank's capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors. The aggregate amount of loans by the Savings Bank to its executive officers and directors and their affiliates was $2.0 million at December 31, 2004. These loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Savings Bank's other customers and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features when made.

PROPOSAL II -- APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

        Moss Adams LLP was the Company's independent auditors for the fiscal year ended December 31, 2004. The Board of Directors has appointed Moss Adams LLP as independent auditors for the fiscal year ending December 31, 2005, subject to approval by stockholders. A representative of Moss Adams LLP is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he so desires.

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The following table sets forth the aggregate fees billed to the Company by Moss Adams LLP for professional services rendered during the fiscal years ended December 31, 2004 and 2003.

	Years Ended
	December 31,
	2004	2003
Audit Fees	$58,589	$29,000
Audit-Related Fees	1,600	--
Tax Fees	5,242	10,000
All Other Fees	--	--

        The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditors in connection with its annual review of its Charter. Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditors and whether the service could compromise the independence of the independent auditors. For the year ended December 31, 2004, the Audit Committee of the Board of Directors determined that the services performed by Moss Adams LLP other than audit services are not incompatible with Moss Adams LLP maintaining its independence. For the year ended December 31, 2004, the Audit Committee approved all, or 100%, of the services provided by Moss Adams LLP that were designated as audit-related fees, tax fees and all other fees as set forth in the table above.

        If the ratification of the appointment of Moss Adams LLP is not approved by a majority of the votes cast by shareholders at the Meeting, other independent public accountants will be considered by the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF MOSS ADAMS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form, that are properly executed and dated, will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in mailing proxy solicitation materials to beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telecopier or telephone without additional compensation.

        The Company's 2004 Annual Report to Stockholders, including consolidated financial statements, has been mailed to all stockholders of record at the close of business on the Voting Record Date. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Company. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

        A copy of the Company's Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the SEC, will be furnished without charge to stockholders of record as of the close of business on the Voting Record

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Date upon written request to Roger K. White, Corporate Secretary, Alaska Pacific Bancshares, Inc., 2094 Jordan Avenue, Juneau, Alaska 99801.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the Company's annual meeting next year must be received by the Company no later than December 13, 2005 to be considered for inclusion in the proxy solicitation materials and form of proxy relating to such meeting. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

        The Company's Articles of Incorporation provides that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, the stockholder must deliver written notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the meeting; provided that if less than 31 days' notice of the meeting is given to stockholders, the written notice must be delivered or mailed not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. As specified in the Articles of Incorporation, the written notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the stockholder giving the notice. The notice with respect to business proposals to be brought before the Meeting must state the stockholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Meeting, the reasons for conducting such business at the Meeting and any interest of the stockholder in the proposal. A copy of the Articles of Incorporation may be obtained from the Company.

                                                                                                   BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                   /s/ Roger K. White
                                                                                                   ROGER K. WHITE
                                                                                                   SECRETARY

Juneau, Alaska
April 11, 2005

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                                                                                                                                                                                              Appendix A

ALASKA PACIFIC BANCSHARES, INC.
CHARTER FOR THE AUDIT COMMITTEE

Independence and Role

The Audit committee is appointed by the Board of Directors of Alaska Pacific Bancshares, Inc. to assist the board in monitoring:

1)         the integrity of the financial statements of the company,

2)         the company's system of internal control,

3)         the independence and performance of the company's independent public accountants and,

4)         compliance by the company with legal and regulatory requirements.

Committee Membership

The Audit Committee shall consist of at least three directors, all of whom will be outside directors.

Each member of the Audit Committee shall be, or must become within a reasonable period of time after his or her appointment, financially literate and at least one member of the committee shall have accounting or related financial management expertise.

Responsibilities

The Audit Committee shall review with management and the company's independent public accountants:

1)         upon completion of the audit, the annual financial statements of the company, the independent public accountant's reports thereon and other relevant financial information,

2)         prior to the filing of any Form 10-Q, the results of the interim financial review with the committee or its chairman, when required of the independent public accountants by the auditing standards.

The Audit Committee is not responsible for planning or conducting audits or determining the accuracy, completeness or conformity of financial statements.

The Audit Committee shall review:

1)         the annual audited financial statements with management, the company's internal auditors and independent public accountants, and discuss major changes or other issues regarding accounting principles and practices, significant financial reporting issues, and judgments about the quality, not just acceptability, of the company's accounting principles as applied in its financial reporting;

A-1

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2)         recommendations made by the company's internal auditors and independent public accountants with respect to the accounting methods and the adequacy of the system of internal control used by the company;

3)         the audit plans of the company's internal auditors and independent public accountants;

4)         reports concerning compliance with governmental laws and regulations with the company's policies relating to business practices and procedures, ethics, conflicts of interest, perquisites, and use of corporate assets and

5)         the company's activities with respect to compliance with laws and regulations.

After such reviews, the Audit Committee shall report thereon to the Board of Directors and prepare and file any other required reports.

Committee Meetings

The Audit Committee shall meet at least four times annually, and may meet more frequently as circumstances warrant.

The Audit Committee shall meet with the company's internal auditor, independent public accountants, compliance officer or chief financial officer in separate executive sessions whenever the committee shall deem it appropriate.

The Audit Committee shall review with the general counsel of the company the status of legal matters that may have a material impact on the company's compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

Independent Accountants

The Audit Committee shall instruct the company's independent public accountants that they are ultimately accountable to the Board of Directors and the Audit Committee, and that the Board and Committee are responsible for the selection subject to shareholder approval, evaluation, and termination of such independent accountants.

As part of its review of auditor qualifications, the Audit Committee shall consider management's plans for engaging the independent public accountants for non-audit services.

Investigations and Projects

The Audit Committee shall have the power to conduct or authorize special investigations or projects, which it considers necessary to discharge its duties and responsibilities. It shall have the power to retain independent outside accountants, counsel or others to assist in the conduct of any investigation and may utilize the company's general counsel, internal auditors or compliance officer for such purpose.

Charter Review

The Audit Committee shall reassess and review annually the adequacy of this charter.

A-2

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Report

The Audit Committee shall prepare the report required to be included in the company's annual proxy statement after having completed the discussion and reviews and having considered the matters required in connection with the report. The report shall include the committee's recommendations to the board concerning the inclusion of the audited financial statements in the company's Annual Report on Form 10-K.

* * * * *

A-3

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REVOCABLE PROXY
ALASKA PACIFIC BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 17, 2005

         The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Alaska Pacific Bancshares, Inc. ("Company"), consisting of Avrum M. Gross, Deborah R. Marshall, and William J. Schmitz , with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Ray Renshaw Room of the Aspen Hotel located at 1800 Shell Simmons Drive, Juneau, Alaska, on Tuesday, May 17, 2005, at 11:00 a.m., local time, and at any and all adjournments thereof, as follows:

		VOTE FOR	VOTE WITHHELD

1.	The election as director of the nominees listed below (except as marked to the contrary below).	[ ]	[ ]

Craig E. Dahl
Hugh N. Grant
Eric McDowell

INSTRUCTIONS: To withhold your vote
for any individual nominee, write the
nominee's(s') name(s) on the line below.

_______________________________________

		FOR	AGAINST	ABSTAIN

2.	The approval of the appointment of Moss Adams LLP as independent auditors for the fiscal year ending December 31, 2005.	[ ]	[ ]	[ ]

3.	In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the listed proposals.

 THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote in person at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 2004 Annual Report to Stockholders.

Dated:__________________ , 2005

________________________________                                                       _______________________________
PRINT NAME OF STOCKHOLDER                                                                   PRINT NAME OF STOCKHOLDER

________________________________                                                        _______________________________
SIGNATURE OF STOCKHOLDER                                                                      SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, indicate your full title. If shares are held jointly, only one registered holder need sign but both holders should sign, if possible.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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